UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/14/2009

INNOSPEC INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13879

Delaware	98-0181725
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Innospec Manufacturing Park, Oil Sites Road, Ellesmere Port, Cheshire, CH65 4EY, UK
(Address of principal executive offices, including zip code)

011 44 151 355 3611
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On and effective as of September 17, 2009, David Williams, 56, has been appointed as the Company's VP, General Counsel and Chief Compliance Officer.

Mr. Williams will be responsible for the Company's Compliance Program, helping to ensure that the Company operates to the highest ethical and professional standards. He will be responsible for overseeing the Program, as well as developing it further to comply with the legal framework in which the Company's businesses operate. Mr William's will also provide legal services to the Company, particularly in its US locations.

Mr. Williams has over 25 years experience as a lawyer. He was previously at MarkWest Energy Partners, L.P., in Denver, where he was responsible for diverse legal matters, and also served as FERC Compliance Officer. Prior to that, Mr. Williams worked at the Records Improvement Institute as Director, Legal Services. That company was acquired by Huron Consulting Group in October of 2005, whereupon Mr. Williams operated as a Manager and Senior Consultant. He earned his law degree from the University of Louisville in 1985 and his undergraduate degree in Management from Park University in 1982.

The Company and Mr. Williams have entered into an Executive Service Agreement effective as of September 17, 2009 (the "Agreement"). The Agreement provides for an indefinite term of employment and may be terminated by either party at any time, with or without cause and with or without notice.

The Agreement generally provides that Mr. Williams will receive an annual base salary of $205,000, subject to annual review from 2010 (inclusive of any director's fees). Subject to the discretion of the Compensation Committee, he may participate in the Company's Management Incentive Compensation Plan and has a current target bonus of 40%.

Mr. Williams will be eligible to participate in the company's medical insurance and the Company 401 (k) plan.

In the event of a change of control (as described in the Agreement), if Mr. Williams terminates his employment for good reason (as contemplated in the Agreement) or is terminated other than for gross misconduct, he will be entitled to 24 months' complensation (i.e. base salary, bonus at target and any car allowance, but excluding compensation for pension contributions, other benefits and any other salary supplements) from the date of change of control.

The foregoing description of the Agreement is only a summary and is entirely qualified by reference to the actual Agreement, a copy of which is attached as Exhibit 10.1 to this report and is incorporated by reference herein. Any capitalized terms used, but not defined herein have the meanings given to such terms in the Agreement.

A copy of a press release announcing Mr. William's appointment issued by the Company on September 11, 2009 is furnished with the report on Form 8-K and attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOSPEC INC.

Date: September 14, 2009	By:	/s/ Andrew Hartley
Andrew Hartley
VP and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Executive Service Agreement between the Company and Mr. D E Williams
EX-99.1	Press release dated September 11, 2009 announcing appointment of Mr. D E Williams